Exhibit 10(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 228 to Registration Statement No. 33-26305 on Form N-1A of our report dated November 23, 2011, relating to the financial statements and financial highlights of BlackRock Flexible Equity Fund, formerly BlackRock Mid-Cap Value Equity Portfolio, a portfolio of the BlackRock Funds, appearing in the Annual Report on Form N-CSR of BlackRock Funds for the year ended September 30, 2011, and to the references to us under the headings “Financial Highlights” in the Prospectus, which is part of such Registration Statement.

/s/ Deloitte & Touche LLP

Philadelphia, Pennsylvania

July 31, 2012